Exhibit 10.3

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is made and entered into as of the 12th day of August 2014, by and between ZaZa Energy Corporation, a Delaware corporation (the “Company”), and Scott Gaille (“Employee”).

1.                                      Restatement of Employment Agreement and First Amendment to Employment Agreement.  Except as stated herein, the Company and Employee agree to restate and fully incorporate by reference herein the terms and conditions of the Employment Agreement dated October 3, 2012 (the “Employment Agreement”) and the First Amendment to Employment Agreement dated November 8, 2013 (the “First Amendment”), between the parties.

2.                                      Revision to Section 4(a) of Employment Agreement.  Section 4(a) of the Employment Agreement is amended such that the following shall completely replace the prior Section 4(a) appearing in the original Employment Agreement:

“(a)                           Base Salary. Employee shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of not less than $350,000, with minimum increases of 3% per annum effective each January 1 (commencing on January 1, 2014), and additional increases, if any, as may be approved in writing by the Compensation Committee.  The Base Salary may not be decreased unless such decrease is approved by Employee.  No more often than once during any consecutive twelve (12) month period, the Company’s President and Chief Executive Officer (the “CEO”) may, in his discretion and on behalf of the Company if the CEO determines that the applicable conditions set forth in Treasury Regulation Section 1.409A-1(b)(4)(ii) (the “Regulation”) exist, elect to defer the payment and Employee’s receipt of one (1) or more installments of Base Salary (the “Deferral Election”).  The Company shall make the Deferral Election by providing written notice to Employee no later than thirty (30) days in advance of the commencement of the deferral, which shall identify the number of installments of Base Salary to be deferred and the circumstances requiring such deferral.  In the event that a timely Deferral Election is made, all unpaid installments of Base Salary shall earn 8% annual interest, compounded daily. Each deferred installment of Base Salary, as credited with interest, shall be paid to Employee at such time when the CEO determines that the applicable conditions in the Regulation no longer exist, but in no event later than twelve (12) months after the date in which the installment of Base Salary would have otherwise been paid.”

3.                                      Revision to Section 4(b) of Employment Agreement.  Section 4(b) of the Employment Agreement is amended such that the following shall completely replace the prior Section 4(b) appearing in the original Employment Agreement:

“(b)                           Short-Term Incentive Awards.

(i)                                     Employee shall be eligible for an annual short-term incentive award determined in respect of each fiscal year or partial fiscal year, as the case may be, during the Term of Employment in accordance with this Section 4(b) (the “STI Award”). The target STI Award for each fiscal year shall be 75% of Base Salary, with a minimum STI Award of 0% of Base Salary and a maximum STI Award of 150% of Base Salary.

(ii)                                  No later than February 15th of the fiscal year following the fiscal year to which the STI Award is attributable, the CEO shall deliver to the Employee and the Compensation Committee an annual performance evaluation of Employee using one of the following ratings of A, B, C, D or F (the “CEO Performance Rating”).  A rating of A will result in a maximum STI Award, B will result in an STI Award halfway between the target and the maximum, C will result in the target STI Award, D will result in an STI Award halfway between 0 and the target, and a rating of F will result in the minimum STI Award.  An STI Award for any partial fiscal year occurring during the Term of Employment shall be prorated as and to the extent provided in Section 8.  The date on which the CEO Performance Rating is delivered shall be the “STI Date.”

(iii)                               Within five (5) business days after the STI Date, the CEO shall elect the percentage of the STI Award that will be payable in cash and the percentage of the STI Award that will be payable in Common Shares.  The number of Common Shares to be distributed shall equal the dollar value of the STI Award that the Company has elected to be payable in Common Shares divided by the most recent January Representative Value.

(iv)                              On the first payroll date following the Company’s election under Section 3(b)(iii), the Company shall distribute to Employee (x) a cash payment equal to the portion of the STI Award that the Company had elected to be payable in cash (as reduced for required tax withholding), and (y) the number of Common Shares payable under the STI Award (as reduced for required tax withholding and 401k contributions, based on the closing price of the Company’s common stock on the principal U.S. stock exchange on which the Company’s common stock is listed or traded on the day prior to distribution); provided, however, that any fractional Common Shares shall be payable in cash.

(v)                                 Any Common Shares to be delivered to Employee shall be subject to such transfer policies as the Company may adopt that are applicable to officers, directors and other management personnel generally.”

4.                                      Revision to Section 4(c) of Employment Agreement.  Section 4(c) of the Employment Agreement is amended such that the following shall completely replace the prior Section 4(c) appearing in the original Employment Agreement:

“(c)                            Long-Term Incentive Awards.

(i)                                     Employee shall be eligible for a long-term incentive award in respect of each fiscal year or partial fiscal year, as the case may be, during the Term of Employment in accordance with this Section 4(c) (the “LTI Award”).  The target LTI Award for each fiscal year shall be 120% of Base Salary, with a minimum LTI Award of 0% of Base Salary and a maximum LTI Award of 350% of Base Salary.

(ii)                                  The LTI Award shall be based upon the sum of (x) the CEO’s Performance Rating, and (y) the Compensation Committee’s performance evaluation of the Employee using one of the following ratings: A, B, C, D, or F (the “Committee Score”). The Committee’s Score shall be provided to the Employee at the time he receives the LTI Award. Two A ratings will result in a maximum LTI Award, two C ratings will result in the target LTI Award, and two F ratings will result in no LTI Award.  Ratings in between any of the preceding shall result in an LTI Award that is pro-rated accordingly.  The Compensation Committee shall determine the Committee Score no later than March 15 of each year, with such determination date being the “Determination Date.”

(iii)                               The LTI Award will be payable in Common Shares (subject to the vesting requirements below).  The number of Common Shares to be distributed (subject to the vesting requirements below) shall equal the dollar value of the LTI Award divided by the most recent January Representative Value.

(iv)                              Each LTI Award shall vest in three equal installments on the first, second and third anniversaries of the applicable Determination Date.

(v)                                 On the first payroll date following the vesting date of any portion of an LTI Award, the Company shall distribute to Employee the number of Common Shares payable under the LTI Award (as reduced for required tax withholding, based on the closing price of the Company’s common stock on the principal U.S. stock exchange on which the Company’s common stock is listed or traded on the day prior to distribution); provided, however, that any fractional Common Shares shall be payable in cash.

(vi)                          Any Common Shares to be delivered to Employee shall be subject to such transfer policies as the Company may adopt that are applicable to officers, directors and other management personnel generally.”

5.                                      Addition to Section 5 of Employment Agreement.  The following shall constitute new Section 5(d) of the Employment Agreement.

“(d)                           Benefits to Other Executives of the Company.  To the extent that the Company grants any material employment-related benefit or perquisite to another executive of the Company, and Employee has not been granted that benefit, Employee shall be entitled to the benefit consistent with the terms and conditions under which the other executive was granted the benefit.”

6.                                      Revision to Section 8 of Employment Agreement and Section 2 of First Amendment.  Section 8 of the Employment Agreement and Section 2 of the First Amendment are amended such that the following shall completely replace the prior Section 8 appearing in the original Employment Agreement and the prior Section 2 appearing in the First Amendment:

“Section 8.                                     Termination of Employment.

(a)                                 General.  The Term of Employment shall terminate upon the earliest to occur of (i) an Expiration, (ii) Employee’s death, (iii) a termination by reason of a Disability, (iv) a termination by the Company with or without Cause, and (v) a termination by Employee with or without Good Reason.  Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Employee has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Employee’s termination of employment hereunder) shall be paid (or commence to be paid) to Employee on the schedule set forth in this Section 8 as if Employee had undergone such termination of employment (under the same circumstances) on the date of his ultimate “separation from service.”

(b)                                 Termination Due to Death or Disability.  Employee’s employment shall terminate automatically upon his death.  The Company may terminate Employee’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Employee’s receipt of written notice of such termination.  In the event Employee’s employment is terminated due to his death or Disability, Employee or his estate or his beneficiaries, as the case may be, shall be entitled to:

(i)                                     The Accrued Obligations; and

(ii)                                  A cash payment representing the value of any unpaid target STI Award in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid within sixty (60) days from the date of such; and

(iii)                               A cash payment (in lieu of Common Shares) representing the value of any target STI Award that would have been payable with respect to the year of termination in the absence of the Employee’s death or Disability, pro-rated for the period Employee worked prior to his death or Disability, which amount shall be paid at such time STI Awards are paid to other senior executives of the Company, but in no event later than one day prior to the date that is 2½ months following the last day of the fiscal year in which such termination occurs; and

(iv)                              Immediate vesting of any unvested LTI Award; and

(v)                                 LTI Award at the target level for any year(s) for which an LTI Award has not yet been determined, including a pro-rated LTI Award for such partial year at the target level.  Such pro-rated LTI Award will be immediately vested upon issuance; and

(vi)                              Continuation and/or payment of Employee’s and/or Employee’s dependents’ medical insurance premiums for a period of eighteen (18) months; and

(vii)                           The rights to the same compensation and benefits as provided in Section 8(d) below, in lieu of clauses (i) through (vi) hereof, if the termination of Employee’s employment is by reason of death or Disability while Employee is traveling or engaged on official Company business.

Following such termination of Employee’s employment by reason of death or Disability, except as set forth in this Section 8(b), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(c)                                  Termination by the Company for Cause.

(i)                                     The Company may terminate Employee’s employment at any time for Cause, effective upon Employee’s receipt of written notice of such termination; provided, however, that with respect to any Cause of termination relying on clause (i), (ii), (vi) or (vii) of the definition of Cause set forth in Section 1(d) hereof, to the extent such act or acts are curable, Employee shall be given not less than twenty (20) days’ written notice by the Board of the Company’s intention to terminate him for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based, and such termination shall be effective at the expiration of such twenty (20) day notice period unless Employee has substantially cured such act or acts or failure or failures to act that give rise to Cause during such period.

(ii)                                  In the event the Company terminates Employee’s employment for Cause, he shall be entitled only to the Accrued Obligations, and any previously awarded nonqualified stock options and Common Shares which are not vested as of the date of termination shall be cancelled.  Following such termination of Employee’s employment for Cause, except as set forth in this Section 8(c)(ii), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(d)                                 Termination Upon an Expiration or by the Company without Cause.  The Company may terminate Employee’s employment at any time without Cause, effective upon Employee’s receipt of at least sixty (60) days written notice of such termination.  Upon an Expiration or in the event Employee’s employment is terminated by the Company without Cause (other than due to death or Disability), Employee shall be entitled to:

(i)                                     The Accrued Obligations; and

(ii)                                  A payment (in cash or Common Shares at the Company’s election) representing the value of any unpaid target STI Award in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at such time STI Awards are paid to other senior executives of the Company, but in no event later than one day prior to the date that is 2½ months following the last day of the fiscal year in which such termination occurs; and

(iii)                               A payment (in cash or Common Shares at the Company’s election) representing the value of any target STI Award for the year in which termination occurs, pro-rated for the period the Employee worked prior to such termination, which amount shall be paid at such time STI Awards are paid to other senior executives of the Company, but in no event later than one day prior to the date that is 2½ months following the last day of the fiscal year in which such termination occurs; and

(iv)                              Immediate vesting of any unvested LTI Award; and

(v)                                 LTI Award at the target level for any year(s) for which an LTI Award has not yet been determined and awarded, including a pro-rated LTI Award for such partial year at the target level.  Such pro-rated LTI Award will be immediately vested upon issuance; and

(vi)                              Base Salary and target STI Award payable in equal installments during the Severance Term in accordance with the Company’s regular payroll practices (in cash or Common Shares at the Company’s election); and

(vii)                           Continuation, during the Severance Term, of the health benefits provided to Employee and his covered dependants under the Company’s health plans, it being understood and agreed that the Company’s obligation to provide such continuation of benefits shall terminate prior to the expiration of the Severance Term in the event that Employee becomes eligible to receive any health benefits while employed by or providing service to, in any capacity, any other business or entity during the Severance Term; provided, however, that as a condition of the Company’s providing the continuation of health benefits described herein, the Company may require Employee to elect continuation coverage under COBRA.  Notwithstanding the forgoing, if such health benefits are provided to employees of the Company generally through a self-insured arrangement, and Employee qualifies as a “highly compensated individual” (within the meaning of Section 105(h) of the Code), (i) such continuation of benefits shall be provided on a fully taxable basis, based on 100% of the monthly premium cost of participation in the self-insured plan less any portion required to be paid by Employee as described above (the “Taxable Cost”), and, as such, Employee’s W-2 shall include the after-tax value of the Taxable Cost for each month during the applicable benefit continuation period, and (ii) on the last payroll date of each calendar month during which any health benefits are provided pursuant to this Section 8(d)(vii), Employee shall receive an additional payment, such that, after payment by the Employee of all federal, state, local and employment taxes imposed on Employee as a result of the inclusion of the portion of the Taxable Cost in income during such calendar month, Employee retains (or has had paid to the Internal Revenue Service on his behalf) an amount equal to such taxes as Employee is required to pay as a result of the inclusion of the Taxable Cost in income during such calendar month; and

(viii)                        Reimbursement of Employee’s reasonable, documented outplacement expenses for up to 12 months, not to exceed $20,000 in the aggregate.

Following such termination of Employee’s employment upon an Expiration or by the Company without Cause, except as set forth in this Section 8(d), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(e)                                  Termination by Employee with Good Reason.  Employee may terminate his employment with Good Reason by providing the Company twenty (20) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason.  During such twenty (20) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Employee’s termination will be effective upon the expiration of such cure period, and Employee shall be entitled to the same payments and benefits as provided in Section 8(d) above for a termination upon an Expiration and by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) above.  Following such termination of Employee’s employment by Employee with Good Reason, except as set forth in this Section 8(e), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(f)                                   Termination by Employee without Good Reason.  Employee may terminate his employment without Good Reason by providing the Company sixty (60) days’ written notice of such termination.  In the event of a termination of employment by Employee under this Section 8(f), except as provided in Section 8(g), Employee shall be entitled only to the Accrued Obligations, and any previously awarded nonqualified stock options and Common Shares which are not vested as of the date of termination shall be cancelled.  In the event of termination of Employee’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Employee without Good Reason.  Following such termination of Employee’s employment by Employee without Good Reason, except as set forth in this Section 8(f) or Section 8(g), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(g)                                  Change of Control and Termination Following Change of Control.  Upon a Change of Control, the Company shall (i) pay to Employee, on the thirtieth (30th) day following the effective date of the Change of Control and payable in a lump sum an amount equal to three (3) times target STI Award under Section 4, and (ii) immediately vest any unvested LTI Award.  If, during the one (1) year period following such Change of Control, Employee is terminated because of an Expiration or by the Company without Cause, or Employee terminates his employment with or without Good Reason, in lieu of the benefits payable pursuant to Sections 8(d) or 8(e) or 8(f) hereof, as applicable, and in addition to the benefits payable pursuant to the preceding sentence, Employee shall be entitled to:

(i)                                     The Accrued Obligations; and

(ii)                                  A lump-sum cash payment equal to two (2) times Base Salary which amount shall be paid within thirty (30) days after the effective date of termination; and

(iii)                               LTI Award at the target level for any year(s) for which an LTI Award has not yet been determined and awarded, including a pro-rated LTI Award for such partial year at the target level.  Such pro-rated LTI Award will be immediately vested upon issuance; and

(iv)                              Continuation, during the Change of Control Severance Term, of the health benefits provided to Employee and his covered dependants under the Company’s health plans, subject to the terms and conditions set forth in Section 8(d)(vii) above.

Following such termination of Employee’s employment following a Change of Control, except as set forth in this Section 8(g), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(h)                                 Release.  Notwithstanding any provision herein to the contrary, the Company may require that, prior to payment of any amount or provision of any benefit pursuant to subsection (d), (e), or pursuant to clauses (ii) and (iii) of subsection (g) of this Section 8, Employee shall have executed, on or prior to the Release Expiration Date, a customary general release in favor of the Company in such form as is reasonably required by the Company, and any waiting periods contained in such release shall have expired.  To the extent that the Company requires execution of such release, the Company shall deliver such release to Employee within ten (10) business days following the termination of Employee’s employment hereunder, and the Company’s failure to deliver such release prior to the expiration of such ten (10) business day period shall constitute a waiver of any requirement to execute such release.  Such release, if any, shall contain mutual releases whereby the Company also issues a release in favor of Employee.  Assuming a timely delivery of the release by the Company, if Employee fails to execute such release on or prior to the Release Expiration Date or timely revokes his acceptance of such release thereafter, Employee shall not be entitled to any payments or benefits pursuant to subsection (d), (e), or pursuant to clauses (ii) and (iii) of subsection (g) of this Section 8.  Notwithstanding anything herein to the contrary, in any case where the date of termination and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Employee that are treated as deferred compensation for purposes of Section 409A of the Code shall be made in the later taxable year.”

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first above written.

ZAZA ENERGY CORPORATION

/s/ Todd Brooks
By: TODD BROOKS
PRESIDENT & CEO

EMPLOYEE

/s/ Scott Gaille
SCOTT GAILLE